UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 24, 2023

HYCROFT MINING HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38387	82-2657796
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4300 Water Canyon Road, Unit 1 Winnemucca, Nevada	89445
(Address of Principal Executive Offices)	(Zip Code)

(775) 304-0260
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	HYMC	The Nasdaq Capital Market
Warrants to purchase Common Stock	HYMCW	The Nasdaq Capital Market
Warrants to purchase Common Stock	HYMCL	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

As previously disclosed in the Current Report on Form 8-K filed on April 6, 2023 (the “April 6th 8-K”) by Hycroft Mining Holding Corporation (the “Company”), on April 3, 2023, the Company filed a petition in the Delaware Court of Chancery (the “Court of Chancery”) pursuant to Section 205 of the Delaware General Corporation Law (“DGCL”), seeking validation of amendments to the Company’s certificate of incorporation increasing the authorized shares of Class A common stock of the Company (as further described below).

At a special meeting of the stockholders of the Company held on May 29, 2020 (the “2020 Special Meeting”), a majority of the then-outstanding shares of the Company’s Class A common stock and Class B common stock, voting as a single class, voted to approve the Company’s Second Amended and Restated Certificate of Incorporation, which, among other things, increased the authorized shares of the Company’s Class A common stock from 100,000,000 to 400,000,000 (the “First Authorized Share Charter Amendment”). On March 15, 2022, the holders of a majority of the then-outstanding Class A common stock delivered to the Company written consents approving an amendment to the Company’s Second Amended and Restated Certificate of Incorporation, which increased the authorized shares of the Company’s Class A common stock from 400,000,000 to 1,400,000,000 (the “Second Authorized Share Charter Amendment” and, together with the First Authorized Share Charter Amendment, the “Charter Amendments”).

A recent decision of the Court of Chancery had created uncertainty regarding the validity of the Charter Amendments and whether a separate vote of the majority of the then-outstanding shares of Class A common stock would have been required under Section 242(b)(2) of the DGCL for the First Authorized Share Charter Amendment. Further, in reliance on the validity of the First Authorized Share Charter Amendment and the Second Amended and Restated Certificate of Incorporation, the Company filed the Second Authorized Share Charter Amendment with the Secretary of State of the State of Delaware.

The Company continues to believe that a separate vote of Class A common stock was not required to approve the First Authorized Share Charter Amendment. However, in light of the recent Court of Chancery decision, the Company filed a petition (the “Petition”) in the Court of Chancery pursuant to Section 205 of the DGCL (i) seeking validation of the Charter Amendments to resolve any uncertainty with respect thereto; and (ii) declaring that all shares of Class A common stock, and other securities that are convertible, exercisable or exchangeable into Class A common stock, issued in reliance on the Charter Amendments are valid and effective (the “Section 205 Action”). Section 205 of the DGCL permits the Court of Chancery, in its discretion, to validate potentially defective corporate acts and stock after considering a variety of factors. The Section 205 Action filed by the Company in the Court of Chancery is captioned In re Hycroft Mining Holding Corporation, C.A. No. 2023-0394-LWW (Del. Ch.). A copy of the Petition was attached as Exhibit 99.1 to the April 6th 8-K and is incorporated herein by reference. The same day the Section 205 Action was filed, the Company also moved that the Court of Chancery’s consideration of the Section 205 Action be expedited.

On April 24, 2023, the Court of Chancery held a hearing to consider the merits of the Petition, and granted an order pursuant to Section 205 of the DGCL validating and declaring effective (i) the stockholder vote at the 2020 Special Meeting approving the First Authorized Share Charter Amendment; (ii) the Charter Amendments; and (ii) the shares issued or to be issued in reliance thereon, each as of the date and time of the original issuance of such shares.

A copy of the Court of Chancery’s order is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The list of exhibits is set forth on the Exhibit Index of this Current Report on Form 8-K and is incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Description
99.1	Petition filed by Hycroft Mining Holding Corporation in the Delaware Court of Chancery on April 3, 2023 (incorporated by reference to Exhibit 99.1 to the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2023).
99.2	Order entered by the Delaware Court of Chancery on April 24, 2023.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 25, 2023	Hycroft Mining Holding Corporation

	By:	/s/ Stanton Rideout
Stanton Rideout Executive Vice President and Chief Financial Officer